Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(48,423,940)
Unrealized Gain (Loss) on Market Value of Futures	8,517,110
Dividend Income	33,113
Interest Income	141,532
ETF Transaction Fees	23,000
Total Income (Loss)	$(39,709,185)

Expenses
General Partner Management Fees	$193,218
Professional Fees	64,524
Brokerage Commissions	181,418
Directors' Fees and insurance	6,139
NYMEX License Fee	4,830
SEC & FINRA Registration Expense	45,000
Total Expenses	$495,129
Net Income (Loss)	$(40,204,314)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 6/1/20	$385,472,209
Additions (9,000,000 Shares)	93,305,779
Withdrawals (5,400,000 Shares)	(55,196,408)
Net Income (Loss)	(40,204,314)

Net Asset Value End of Month	$383,377,266
Net Asset Value Per Share (37,384,588 Shares)	$10.25

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596